Exhibit 99.3


                            CERTIFICATION PURSUANT TO
                         SECURITIES EXCHANGE ACT OF 1934
                             RULES 13A-14 AND15D-14



         In connection with the Quarterly Report of Convera Corporation (the "Company") on Form 10-Q for the period ended July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick
C. Condo, President and Chief Executive Officer of the Company, certify, pursuant to Securities Exchange Act of 1934 Rules 13a-14 and 15d-14, that:


(1)      I have reviewed this quarterly report on Form 10-Q of Convera
         Corporation;

(2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

(3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.




By: /s/ Patrick C. Condo
Patrick C. Condo
President and Chief Executive Officer
September 16, 2002